Exhibit (h)(5)

AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) is made as of the ___ day of_________ , 2014, by and between ETF SERIES TRUST (formerly, Sage Quant ETF Trust) (the “Trust”) and each series of the Trust listed on Appendix I attached to the Agreement (as defined below) (each a “Series” and collectively, the “Series”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”). This Amendment is effective as of , 2014 (the “Effective Date”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Transfer Agency and Service Agreement dated as of September 2, 2013, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust on behalf of its Series.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	All references to “Sage Quant ETF Trust” in the Agreement are hereby deleted and replaced with “ETF Series Trust”.
2.	Appendix I of the Agreement is hereby deleted and replaced in its entirety with Appendix I attached hereto.
3.	Miscellaneous.
(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.
(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.
(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.
(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ETF SERIES TRUST
On behalf of each Series identified on Appendix I attached to the Agreement

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

APPENDIX I

(Amended and Restated as of _____________, 2014)

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